EXHIBIT 99.1

CONTACT:	ICR, Inc. Rachel Schacter/Allison Malkin 203-682-8200

FINAL

MOVADO GROUP, INC. ANNOUNCES FIRST QUARTER
RESULTS

~ First Quarter Revenue of $114.1 Million, Reported EPS of $0.14 and Adjusted EPS of $0.19 ~
~ Updates Full Year Outlook to Sales of $565 Million to $580 Million and Operating Income of $55 Million to $60 Million ~
~ Board Declares Quarterly Dividend ~

Paramus, NJ – May 26, 2016 -- Movado Group, Inc. (NYSE: MOV) today announced first quarter results for the period ended April 30, 2016.

Efraim Grinberg, Chairman and Chief Executive Officer, stated, “While we delivered results which were in line with our first quarter expectations, given the current retail trends, particularly in the fashion watch category in the United States, we feel it is prudent to lower our annual outlook. As we look to the balance of the year, we expect our brands to continue to increase market share and we remain encouraged by our innovation pipeline as evidenced by the early success of the Movado Edge collection, as well as our beautifully designed connected Movado watches.  Our strong balance sheet allows us to continue to invest in our global brand building efforts while maintaining a high level of flexibility in this volatile environment.”

As expected, during the first quarter of fiscal 2017, the Company recorded a $1.8 million pre-tax charge, or $0.05 per diluted share, for the immediate vesting of stock awards and certain other compensation related to the announcement of the retirement of Rick Coté, the Company’s Vice Chairman and Chief Operating Officer, in fiscal 2017 (“COO’s retirement”). In the first quarter of fiscal 2016, the Company recorded a $2.7 million pre-tax charge, or $0.10 per diluted share, related to operating efficiency initiatives and other items in fiscal 2016.

First Quarter Fiscal 2017 Results (see attached table for GAAP and non-GAAP measures)

•
Net sales were $114.1 million compared to $120.5 million in the first quarter of fiscal 2016. Net sales on a constant dollar basis decreased 5.0% compared to net sales for the fiscal 2016 first quarter.

•
Gross profit was $61.3 million, or 53.8% of sales, compared to $62.4 million, or 51.8% of sales, in the first quarter last year. Adjusted gross profit for the first quarter of fiscal 2016, which excludes $0.7 million in charges related to operating efficiency initiatives and other items, was $63.1 million, or 52.4% of sales. The increase from adjusted gross margin percentage was primarily the result of the favorable impact of changes in foreign currency exchange rates as well as channel and product mix, selective price increases and certain sourcing improvements.

•
Operating expenses were $55.9 million as compared to $55.6 million in the first quarter of last year. For the first quarter of fiscal 2017, adjusted operating expenses were $54.1 million, which excludes $1.8 million of expenses related to the COO’s retirement in fiscal 2017. For the first quarter of fiscal 2016, adjusted operating expenses were $53.6 million, which excludes $2.0 million of expenses related to operating efficiency initiatives and other items. The increase in adjusted operating expenses was primarily the result of the unfavorable effect of fluctuations in foreign currency rates.

•
Operating income was $5.4 million compared to $6.9 million in the same period last year. Adjusted operating income for the first quarter of fiscal 2017, which excludes $1.8 million of expenses related to the COO’s retirement in fiscal 2017, was $7.2 million. Adjusted operating income for the first quarter of fiscal 2016, which excludes $2.7 million of expenses related to operating efficiency initiatives and other items, was $9.5 million.

•
The Company recorded a tax provision of $1.7 million as compared to a tax provision of $3.1 million, in the first quarter last year. Based upon adjusted pre-tax income, the adjusted tax provision for income tax was $2.4 million compared to an adjusted tax provision for income tax of $3.3 million in the first quarter of fiscal 2016.

•
Net income was $3.3 million, or $0.14 per diluted share, compared to net income of $3.6 million, or $0.15 per diluted share in the same quarter last year. For the first quarter of fiscal 2017, adjusted net income was $4.4 million, or $0.19 per diluted share, which excludes $1.1 million in expenses, net of tax, related to the COO’s retirement in fiscal 2017 compared to adjusted net income of $6.2 million, or $0.25 per diluted share, which excludes $2.5 million in expenses, net of tax, related to operating efficiency initiatives and other items in the first quarter of fiscal 2016.

Updated Fiscal 2017 Outlook
The Company is updating its outlook for fiscal 2017. In fiscal 2017, the Company anticipates that net sales will be in a range of $565.0 million to $580.0 million and operating income will be approximately $55.0 million to $60.0 million. The Company anticipates net income in fiscal 2017 to be approximately $36.5 million to $40.0 million, or $1.55 to $1.70 per diluted share, reflecting a 32% anticipated effective tax rate. The Company's outlook excludes the charge related to the COO’s retirement and assumes no further significant fluctuations from prevailing foreign currency exchange rates, as well as no other unusual items, for fiscal 2017.

Quarterly Dividend and Share Repurchase Program
The Company announced that on May 26, 2016, the Board of Directors approved the payment on June 21, 2016 of a cash dividend in the amount of $0.13 for each share of the Company’s outstanding common stock and class A common stock held by shareholders of record as of the close of business on June 7, 2016.

During the first quarter of fiscal 2017, the Company repurchased approximately 34,000 shares under its share repurchase program. As of April 30, 2016, $0.9 million was utilized of the $50.0 million share repurchase authorization.

Conference Call
The Company’s management will host a conference call and audio webcast to discuss its results today, May 26th at 9:00 a.m. Eastern Time.  The conference call may be accessed by dialing (888) 587-0615.  Additionally, a live webcast of the call can be accessed at www.movadogroup.com.  The webcast will be archived on the Company’s website approximately one hour after the conclusion of the call.  Additionally, a telephonic replay of the call will be available at 12:00 p.m. ET on May 26, 2016 until 11:59 p.m. ET on June 2, 2016 and can be accessed by dialing (877) 870-5176 and entering replay pin number 4068038.

Movado Group, Inc. designs, sources, and distributes MOVADO®, EBEL®, CONCORD®, ESQ® Movado, COACH®, TOMMY HILFIGER®, HUGO BOSS®, JUICY COUTURE®, LACOSTE® and SCUDERIA FERRARI® watches worldwide, and operates Movado company stores in the United States.

In this release, the Company presents certain financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). Specifically, the Company is presenting adjusted gross profit, adjusted gross margin and adjusted operating expenses, which are gross profit, gross margin and operating expenses, respectively, under GAAP, adjusted to eliminate charges for the COO’s retirement and operating efficiency initiatives and other unusual items. The Company is also presenting adjusted operating income and adjusted tax provision, which is operating income and tax provision under GAAP, adjusted to eliminate charges for the COO’s retirement and operating efficiency initiatives and other unusual items. The Company believes these adjusted measures are useful because they give investors information about the Company’s financial performance without the effect of certain items that the Company believes are not characteristic of its usual operations. The Company is also presenting adjusted net income, adjusted earnings per share and adjusted effective tax rate, which are net income, earnings per share and effective tax rate, respectively, under GAAP, adjusted to eliminate the after tax impact of the charges for the COO’s retirement and operating efficiency initiatives and other unusual items. The Company believes that adjusted net income, adjusted earnings per share and adjusted effective tax rate are useful measures of performance because they give investors information about the Company’s financial performance without the effect of certain items that the Company believes are not characteristic of its usual operations. Additionally, the Company is presenting constant currency information to provide a framework to assess how its business performed excluding the effects of foreign currency exchange rate fluctuations in the current period. Comparisons of financial results on a constant dollar basis are calculated by translating each foreign currency at the same US dollar exchange rate as in effect for the prior-year period for both periods being compared. The Company believes this information is useful to investors to facilitate comparisons of operating results. These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release. The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measures, and the methods of their calculation may differ substantially from similarly titled measures used by other companies.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” and variations of such words and similar expressions. Similarly, statements in this press release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements and levels of future dividends to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties may include, but are not limited to general economic and business conditions which may impact disposable income of consumers in the United States and the other significant markets (including Europe) where the Company’s products are sold, uncertainty regarding such economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible terrorist attacks, natural disasters, the stability of the European Union and defaults on or downgrades of sovereign debt and the impact of any of those events on consumer spending, changes in consumer preferences and popularity of particular designs, new product development and introduction, the ability of the Company to successfully implement its business strategies, competitive products and pricing, the impact of “smart” watches and other wearable tech products on the traditional watch market, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier’s inability to fulfill the Company’s orders, the loss of or curtailed sales to significant customers, the Company’s dependence on key employees and officers, the ability to successfully integrate the operations of acquired businesses without disruption to other business activities, the continuation of the company’s major warehouse and distribution centers, the continuation of licensing arrangements with third parties, losses possible from pending or future litigation, the ability to secure and protect trademarks, patents and other intellectual property rights, the ability to lease new stores on suitable terms in desired markets and to complete construction on a timely basis, the ability of the Company to successfully manage its expenses on a continuing basis, information systems failure or breaches of network security, the continued availability to the Company of financing and credit on favorable terms, business disruptions, disease, general risks associated with doing business outside the United States including, without limitation, import duties, tariffs, quotas, political and economic stability, changes to existing laws or regulations, and success of hedging strategies with respect to currency exchange rate fluctuations, and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time. The Company assumes no duty to update its forward looking statements and this release shall not be construed to indicate the assumption by the Company of any duty to update its outlook in the future.

(Tables to follow)

MOVADO GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 30,

	2016	2015

Net sales	$114,063	$120,461

Cost of sales	52,746	58,012

Gross profit	61,317	62,449

Operating expenses	55,939	55,574

Operating income	5,378	6,875

Interest expense	(375)	(152)
Interest income	57	53

Income before income taxes	5,060	6,776

Provision for income taxes	1,723	3,135

Net income	3,337	3,641

Less: Net income attributed to noncontrolling interests	29	19

Net income attributed to Movado Group, Inc.	$3,308	$3,622

Per Share Information:
Net income attributed to Movado Group, Inc.	$0.14	$0.15
Weighted diluted average shares outstanding	23,349	24,569

MOVADO GROUP, INC.
GAAP AND NON-GAAP MEASURES
(In thousands, except for percentage data)
(Unaudited)

	As Reported Three Months Ended April 30,		% Change As Reported	% Change Constant Dollar

	2016	2015

Total Net sales	$114,063	$120,461	-5.3%	-5.0%

MOVADO GROUP, INC.
GAAP AND NON-GAAP MEASURES
(In thousands, except per share data)
(Unaudited)

	Net Sales	Gross Profit	Operating Income	Pre-tax Income	Net Income Attributed to Movado Group, Inc.	EPS
Three Months Ended April 30, 2016
As Reported (GAAP)	$114,063	$61,317	$5,378	$5,060	$3,308	$0.14
Retirement Charge (1)	-	-	1,806	1,806	1,119	0.05
Adjusted Results (Non-GAAP)	$114,063	$61,317	$7,184	$6,866	$4,427	$0.19

Three Months Ended April 30, 2015
As Reported (GAAP)	$120,461	$62,449	$6,875	$6,776	$3,622	$0.15
Operating Efficiency Initiatives and Other Items (2)	-	693	2,670	2,670	2,536	0.10
Adjusted Results (Non-GAAP)	$120,461	$63,142	$9,545	$9,446	$6,158	$0.25

(1) Related to a charge for the retirement of the Vice Chairman and Chief Operating Officer.
(2) Related to a charge for severance, occupancy expenses and the write-off of certain fixed assets.

MOVADO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30,	January 31,	April 30,
	2016	2016	2015
ASSETS

Cash and cash equivalents	$203,909	$228,188	$185,828
Trade receivables, net	75,771	71,030	73,472
Inventories	178,388	162,465	183,904
Other current assets	36,472	27,352	37,705
Total current assets	494,540	489,035	480,909

Property, plant and equipment, net	37,247	38,553	44,354
Deferred and non-current income taxes	20,697	20,323	19,791
Other non-current assets	41,578	37,259	39,483
Total assets	$594,062	$585,170	$584,537

LIABILITIES AND EQUITY

Loans payable to bank, current	$-	$5,000	$25,000
Accounts payable	27,677	27,308	25,647
Accrued liabilities	37,191	39,617	37,899
Income taxes payable	893	6,257	1,130
Total current liabilities	65,761	78,182	89,676

Loans payable to bank	35,000	35,000	-
Deferred and non-current income taxes payable	3,008	2,640	3,727
Other non-current liabilities	30,875	28,201	30,484
Noncontrolling interests	632	595	2,093
Shareholders' equity	458,786	440,552	458,557
Total liabilities and equity	$594,062	$585,170	$584,537

MOVADO GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended April 30,
	2016	2015
Cash flows from operating activities:
Net income	$3,337	$3,641
Depreciation and amortization	2,901	2,981
Other non-cash adjustments	3,051	1,317
Operating efficiency initiatives and other items	-	2,670
Changes in working capital	(29,167)	(21,428)
Changes in non-current assets and liabilities	(1,103)	(355)
Net cash (used in) operating activities	(20,981)	(11,174)

Cash flows from investing activities:
Capital expenditures	(538)	(1,461)
Restricted cash deposits	(1,070)	-
Short-term investment	(156)	-
Trademarks and other intangibles	(226)	(94)
Net cash (used in) investing activities	(1,990)	(1,555)

Cash flows from financing activities:
Proceeds from bank borrowings	-	25,000
Repayments of bank borrowings	(5,000)	-
Dividends paid	(2,983)	(2,636)
Stock repurchase	(943)	(22,154)
Other financing	(1,307)	(471)
Net cash (used in) financing activities	(10,233)	(261)

Effect of exchange rate changes on cash and cash equivalents	8,925	(1,034)
Net change in cash and cash equivalents	(24,279)	(14,024)
Cash and cash equivalents at beginning of year	228,188	199,852

Cash and cash equivalents at end of period	$203,909	$185,828